Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (the “Agreement”), dated as of June 22, 2023, is entered into by and between IGM Biosciences, Inc., a Delaware corporation (the “Company”), and the buyers listed on the Schedule of Buyers attached hereto as Exhibit A, as may be updated in accordance with Section 9(g) (individually, together with its permitted designees and assigns, the “Buyer” and collectively, the “Buyers”). Capitalized terms used herein are defined in-line or in Section 7 hereof.

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to each Buyer, severally and not jointly, and each Buyer wishes to buy from the Company, shares of the Company’s Non-Voting Common Stock, par value $0.01 per share (the “Non-Voting Common Stock”), with the amount to be purchased by each Buyer as set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A. The shares of Non-Voting Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

WHEREAS, on or about June 22, 2023, the Company intends to enter into an Underwriting Agreement with BofA Securities, Inc., Jefferies LLC, Stifel, Nicolaus & Company, Incorporated and Guggenheim Securities, LLC, as representatives of the several underwriters (the “Underwriting Agreement”), pursuant to which the Company will offer and sell shares of its Voting Common Stock, par value $0.01 per share (the “Voting Common Stock”) and shares of its Non-Voting Common Stock in an underwritten public offering (the “Public Offering”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-268136).

NOW THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company agrees to sell to the Buyers, and the Buyers or their designees or assignees have agreed to purchase from the Company, the Purchase Shares as follows:

(a) Purchase. On the date each of the conditions set forth in Sections 5 and 6 below is satisfied, each Buyer shall purchase from the Company an aggregate number of Purchase Shares equal to (i) the aggregate dollar amount set forth opposite such Buyer’s name on the Schedule of Buyers attached hereto as Exhibit A (the “Purchase Price”) divided by (ii) the Offering Price; provided, however, that (A) no fractional number of Purchase Shares shall be sold hereunder, (B) any fractional number of Purchase Shares shall be rounded down to the nearest whole number of Purchase Shares and (C) the Purchase Price will be reduced by the value of any fractional share (as calculated on the basis of the Offering Price). On or prior to the Closing Date, each Buyer will pay the Purchase Price set forth opposite such Buyer’s name on Exhibit A (as adjusted for the value of any fractional share) via wire transfer in accordance with wire instructions provided by the Company to the Buyers prior to the Closing Date. Each Buyer shall severally, and not jointly, be liable for only the purchase of Purchase Shares calculated in accordance with this Section 1(a) and not for the purchase of Purchase Shares so calculated for any other Buyer. On or before the Closing Date, the Company will instruct its transfer agent to make book-entry notations representing the Purchase Shares, in each case against delivery of the aggregate Purchase Price. Upon issuance and payment therefor as provided herein, such Purchase Shares shall be validly issued, fully paid and non-assessable. The date of the Buyers’ purchase of the Purchase Shares is referred to as the “Closing Date.”

(b) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Purchase Shares to the Buyers made under this Agreement.

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer, severally and not jointly, represents and warrants to the Company that:

(a) Investment Purpose. The Buyer is entering into this Agreement and acquiring the Purchase Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, by making the representations herein, the Buyer does not agree to hold any of the Purchase Shares for any minimum or other specific term.

(b) Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Purchase Shares that have been reasonably requested by the Buyer. The Buyer understands that its investment in the Purchase Shares involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Purchase Shares. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares.

(d) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchase Shares or the fairness or suitability of the investment in the Purchase Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares.

(e) Organization. The Buyer is organized, validly existing and in good standing or equivalent under the laws of the jurisdiction set forth opposite its name on the Schedule of Buyers attached hereto as Exhibit A and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(f) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization, operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its partners, shareholders, managers or its members.

(g) No “Bad Actor” Disqualification Events. Neither (i) the Buyer, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Buyer is subject to any Disqualification Event (as defined in Section 3(b)(ii)), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed in writing to the Company.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Representations and Warranties in Underwriting Agreement. The Company hereby represents and warrants to and agrees with the Buyers to all the same representations and warranties contained in Section 1 of the Underwriting Agreement mutatis mutandis to the same extent as if such representations and warranties were set forth herein for the benefit of the Buyers instead of the underwriters party to the Underwriting Agreement (except that references to the Underwriting Agreement therein shall be references to this Agreement and references to the Firm Shares, Optional Shares or Offered Shares thereunder shall be references to the Purchase Shares).

(b) Additional Representations and Warranties. The Company further represents and warrants to the Buyer as follows:

(i) neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Purchase Shares. The Purchase Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Purchase Shares as contemplated hereby or (ii) cause the offering of the Purchase Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Purchase Shares, as contemplated hereby, to the registration provisions of the Securities Act;

(ii) no “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3) under the Securities Act is applicable;

(iii) the Company is not a U.S. business that (i) produces, designs, tests, manufactures, fabricates, or develops one or more “critical technologies”; (ii) performs the functions as set forth in column 2 of Appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure”; or (iii) to the Company’s knowledge, maintains or collects, directly or indirectly, “sensitive personal data” of U.S. citizens, in each case as such terms in quotation marks are defined in the Defense Production Act of 1950, as amended, including all implementing regulations thereof; and

(iv) assuming the accuracy of the Buyers’ representations and warranties set forth in Section 2, no registration under the Securities Act is required for the offer and sale of the Purchase Shares by the Company to the Buyers as contemplated hereby. The issuance and sale of the Purchase Shares hereunder does not contravene the rules and regulations of the Nasdaq Global Select Market (“Nasdaq”). The Company has offered the Purchase Shares for sale only to the Buyers.

4. TRANSFER RESTRICTIONS.

(a) Compliance with Laws. Notwithstanding any other provision of this Section 4, each Buyer covenants that the Purchase Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Purchase Shares other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the applicable Buyer provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule), the Company may require such Buyer to provide to the Company an opinion of counsel selected by such Buyer and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Purchase Shares under the Securities Act.

(b) Legends. Any certificates or book entry notations evidencing the Purchase Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT, DATED JUNE 22, 2023 BY AND AMONG THE COMPANY AND THE STOCKHOLDERS NAMED THEREIN. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

(c) Removal of Legends. The legend set forth in Section 4(b) above shall be removed and the Company shall issue a certificate (or book entry notation, as applicable) without such legend or any other legend to the holder of the applicable Purchase Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Purchase Shares are registered for resale under the Securities Act (provided that, if a Buyer is selling pursuant to the effective registration statement registering the Purchase Shares for resale, such Buyer agrees to only sell such Purchase Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Purchase Shares are sold or transferred pursuant to Rule 144, or (iii) such Purchase Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for Purchase Shares subject to legend removal hereunder may be transmitted by the Company’s transfer agent to such Buyer by crediting the DTC account of such Buyer’s broker or other DTC participant as directed by such Buyer.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL SHARES OF COMMON STOCK UNDER THIS AGREEMENT.

The obligation of the Company hereunder to sell the Purchase Shares is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a) The Buyers shall have executed this Agreement and delivered the same to the Company;

(b) The representations and warranties of the Buyers in this Agreement shall be true and correct as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyers shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date; and

(c) The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement.

6. CONDITIONS TO THE BUYERS’ OBLIGATIONS TO PURCHASE SHARES OF COMMON STOCK.

The obligation of each Buyer to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date:

(a) The Company shall have executed this Agreement and delivered the same to the Buyer;

(b) The Company shall have issued and sold the shares in the Public Offering as contemplated by the Underwriting Agreement.

(c) The Company shall have delivered to the Buyers opinions of counsel to the Company by the same counsel as set forth in Sections 6(d) and (e) of the Underwriting Agreement, in each case in form and substance reasonably satisfactory to the Buyers obligated to purchase at least a majority of the Purchase Shares; and

(d) The Company shall have delivered to the Buyers an officer’s certificate covering the subject matter contemplated by Section 6(g) of the Underwriting Agreement in form and substance reasonably satisfactory to the Buyers obligated to purchase at least a majority of the Purchase Shares.

7. CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) “Offering Price” means the public offering price per share of the Non-Voting Common Stock to be issued and sold in the Public Offering, as set forth on the cover page of the Prospectus (as defined in the Underwriting Agreement) for the Public Offering.

(c) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) “SEC” means the United States Securities and Exchange Commission.

(e) “Securities Act” means the Securities Act of 1933, as amended.

8. CERTAIN COVENANTS.

(a) Reserved.

(b) Voting Common Stock Reservation. The Company shall, at all times while any Purchase Shares are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved shares of Voting Common Stock, the number of shares of Voting Common Stock issuable upon the conversion of all outstanding Purchase Shares. The Company will use its reasonable best efforts to list, subject to notice of issuance, a number of shares of Voting Common Stock equivalent to the number of shares of Voting Common Stock sold pursuant to this Agreement on Nasdaq.

(c) Disclosure of Transactions and Other Material Information. Within four (4) business days of the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms and conditions of the transactions contemplated by this Agreement in the form required by the Exchange Act and attaching the Agreement as an exhibit to such filing.

(d) Publicity. The Company shall afford the Buyers and their counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from the Buyers or their counsel on, the portion(s) of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers or their purchases hereunder, except if such disclosure is required by law, in which case the Company shall promptly provide the Buyers with notice of such disclosure and reasonably cooperate with the Buyers regarding such disclosure. Notwithstanding anything to the contrary contained herein, the Company shall not be required to provide the Buyers with advance notice of any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Buyers, their purchases hereunder or any aspect of the Purchase Shares to the extent the disclosure is materially consistent with disclosure previously reviewed by the Buyers.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Wilmington, for the adjudication of any dispute hereunder or in connection herewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and each of the Buyers acknowledge and agree that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iii) one (1) business day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

IGM Biosciences, Inc.
325 E. Middlefield Road
Mountain View, California 94043

Telephone:	(650) 965-7873
Attention:	Fred Schwarzer
Email:	fschwarzer@igmbio.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304-1050

Telephone:	(650) 849-3223
Attention:	Tony Jeffries
Email:	tjeffries@wsgr.com

If to any of the Buyers, to the address set forth opposite such Buyer’s name on Exhibit A hereto:

With a copy to (which shall not constitute delivery to the Buyers):

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304-1106

Telephone:	(650) 320-1838
Attention:	Samantha Eldredge
Email:	samanthaeldredge@paulhastings.com

or at such other address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) business day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of: (a) the Buyers or their designees or assignees that hold at least a majority of the Purchase Shares, and (b) Redmile Group, LLC, but only to the extent that the Buyers or their designees or assignees that hold at least a majority of the Purchase Shares are not funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. Any Buyer may assign, delegate or otherwise transfer all or any portion of its rights or obligations under this Agreement to one or more funds, accounts or entities managed by Redmile Group, LLC or any of its Affiliates without the prior consent of the Company; provided, however, that that if any assignment by a Buyer pursuant to the foregoing shall occur, the transferee, designee or assignee shall automatically become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and deliver to the Company a certificate containing representations and warranties substantially similar to the representations and warranties in Section 2 hereof, and such shall be deemed a “Buyer” and a party hereunder and the Schedule of Buyers attached hereto as Exhibit A shall be updated to reflect the information with respect to such transferee, designee or assignee.

(h) No Third-Party Beneficiaries. Except as expressly set forth in Section 2(g), this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j) Survival. The representations, warranties, agreements and covenants contained herein shall survive the closing of the transactions contemplated hereby and the delivery of the Purchase Shares.

(k) Termination. In the event that the Closing Date shall not have occurred within twenty (20) business days of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 5 and 6 above, either party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of either party to any other party; provided, however, that the right to terminate this Agreement under this Section 9(k) shall not be available to either party if such failure to satisfy any of the conditions set forth in Sections 5 and 6 is the result of a breach of this Agreement by such party or the failure of any representation or warranty of such party included in this Agreement to be true and correct in all material respects. Any termination of this Agreement pursuant to this Section 9(k) shall be effected by written notice from the Company to the Buyers, or the Buyers or Redmile Group, LLC to the Company, as the case may be, setting forth the basis for the termination hereof. This Section 9 shall survive any termination of this Agreement.

(l) No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyers that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each of the Buyers represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by the Company and the Buyers obligated to purchase at least a majority of the Purchase Shares. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

IGM BIOSCIENCES, INC.

By:	/s/ Misbah Tahir
Name: Misbah Tahir
Title: Chief Financial Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Common Stock Purchase Agreement to be duly executed as of the date first written above.

BUYER:

REDCO II MASTER FUND, L.P.

By:	Redco II (GP), LLC, its General Partner

By:	/s/ Joshua Garcia
Name:	Joshua Garcia
Title:	Authorized Signatory

[Signature Page to Common Stock Purchase Agreement]

EXHIBITS

Exhibit A	Schedule of Buyers

EXHIBIT A

SCHEDULE OF BUYERS

Name	Address for Notices	Jurisdiction of Formation and Entity Type	Purchase Price	Number of Shares of Non-Voting Common Stock Purchased
RedCo II Master Fund, L.P.	c/o Redmile Group, LLC One Letterman Drive Building D Suite D3-300 San Francisco, CA 94129	Exempted limited partnership organized under the laws of the Cayman Islands	$22,500,000	2,812,500
TOTAL			$22,500,000.00	2,812,500